Exhibit 3.6

Delaware	Page 1
The First State

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “FOSSIL STORES I, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE FIRST DAY OF NOVEMBER, A.D. 1994, AT 4:30 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY-SEVENTH DAY OF AUGUST, A.D. 2002, AT 4:30 O’CLOCK P.M.

CERTIFICATE OF AGREEMENT OF MERGER, FILED THE SECOND DAY OF FEBRUARY, A.D. 2005, AT 4:05 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “FOSSIL STORES I, INC.”.

2449241 8100H SR# 20253398099	/s/ Charuni Patibanda-Sanchez Charuni Patibanda-Sanchez, Secretary of State Authentication: 204229370 Date: 07-17-25

You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:30 PM 11/01/1994 944209761 - 2449241

CERTIFICATE OF INCORPORATION

OF

FOSSIL STORES I, INC.

ARTICLE I

The name of the corporation is Fossil Stores I. Inc. (“the Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, Dover, 19901, County of Kent. The name of the Corporation’s registered agent at such address is The Prentice-Hall Corporation System, Inc.

ARTICLE III

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (“DGCL”).

ARTICLE IV

The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 1,000 shares of common stock, par value $.01 per share (“Common Stock”).

Except as otherwise required by law or this Certificate of Incorporation, each holder of shares of Common Stock shall be entitled to one vote in respect of each share of Common Stock held in his name on the books of the Corporation on each matter voted upon by the stockholders. Cumulative voting of shares of Common Stock is expressly prohibited.

ARTICLE V

The number of directors of the Corporation shall be not less than one (1) nor more than eight (8), the exact number to be fixed from time to time in the manner provided by the Bylaws of the corporation. The number of directors constituting the initial Board of Directors of the Corporation is three (3), and the name and address of each person who is to serve as a director until the first annual meeting of the stockholders or until his successor is elected and qualified is:

Name	Address

Kosta N. Kartsotis	2280 N. Greenville
Richardson, Texas 75082

Richard Gundy	2280 N. Greenville
Richardson, Texas 75082

Alan D. Moore	2280 N. Greenville
Richardson, Texas 75082

ARTICLE VI

The business affairs of the Corporation shall be managed by or under the direction of a Board of Directors, except as otherwise provided by law or by this Certificate of Incorporation.

The Board of Directors shall have the power to make, alter, amend, change, add to or repeal the bylaws of the Corporation.

In addition to the powers and authority conferred upon the Board of Directors by statute or by this Certificate of Incorporation, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Certificate of Incorporation and any bylaws adopted by the stockholders; provided, however, that no bylaws adopted by the stockholders shall invalidate any prior act of the Board of Directors that would have been valid if such bylaws had not been adopted.

ARTICLE VII

(a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the date of filing of this Certificate of Incorporation to authorize any corporate action which further eliminates or limits the personal liability or directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the DGCL as amended. Any repeal or modification of this Article VII by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

(b) The Corporation shall, to the fullest extent permitted by law, indemnify any and all officers and directors of the Corporation, and may, to the fullest extent permitted by law or to such lesser extent as is determined in the discretion of the Board of Directors, indemnify any and all other persons whom it shall have the power to indemnify, from and against all expenses, liabilities or other matters arising out of their status as such or their acts, omissions or services rendered in such capacity.

(c) The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such , whether or not the Corporation would have the power to indemnify him against such liability.

ARTICLE VIII

The name and mailing address of the incorporator is:

T. R. Tunnell

2280 N. Greenville

Richardson, Texas 75082

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, does make this Certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this 1st day of November, 1994.

/s/ T. R. Tunnell
T. R. Tunnell

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

FOSSIL STORES I, INC.

*****

Fossil Stores I, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

That the registered office of the corporation in the state of Delaware is hereby changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

That the registered agent of the corporation is hereby changed to THE CORPORATION TRUST COMPANY, the business address of which is identical to the aforementioned registered office as changed.

That the changes in the registered office and registered agent of the corporation as set forth herein were duly authorized by resolution of the Board of Directors of the corporation.

IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by an authorized officer, this 26th day of August, 2002.

/s/ TERRI ATTEBERRY
TERRI ATTEBERRY
Vice President

Secretary of State Division of Corporations Delivered 04:15 PM 02/02/2005 FILED 04:05 PM 02/02/2005 SRV 050087094 - 2449241 FILE

AGREEMENT OF MERGER

AGREEMENT OF MERGER, dated this 1st day of February, 2005, pursuant to section 251 of the General Corporation Law of the State of Delaware, between Fossil Stores I, Inc. (“Stores I”), a Delaware Corporation and Fossil Stores II, Inc. (“Stores II”), a Delaware Corporation.

WITNESSETH that:

WHEREAS, all of the constituent corporations desire to merge into a single corporation, as hereinafter specified; and

WHEREAS, the registered office of said Stores I in the State of Delaware is located at 1209 Orange Street in the City of Wilmington 19801, County of Newcastle, and the name of its registered agent at such address is The Corporation Trust Company; and the registered office of Stores II in the State of Delaware is located at 1209 Orange Street in the City of Wilmington 19801, County of Newcastle and the name of its registered agent at such address is The Corporation Trust Company.

NOW, THEREFORE, the corporations, parties to this Agreement, in consideration of the mutual covenants, agreements and provisions hereinafter contained do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:

FIRST: Stores I hereby merges into itself Stores II and said Stores II shall be and hereby merged into Stores I, which shall be the surviving corporation.

SECOND: The Certificate of Incorporation of Stores I, which is the surviving corporation, as heretofore amended and as in effect on the date of the merger provided for in this Agreement, shall continue in full force and effect as the Certificate of Incorporation of the corporation surviving this merger.

THIRD: The manner of converting the outstanding shares of the capital stock of each of the constituent corporations into the shares or other securities of the surviving corporation shall be as follows:

(a) Each share of common stock of the merged corporation which shall be outstanding on the effective date of this Agreement, and all rights in respect thereof shall forthwith be changed and converted into one share of common stock of the surviving corporation.

(b) After the effective date of this Agreement, each holder of an outstanding certificate representing shares of common stock of the merged corporation shall surrender the same to the surviving corporation and each such shareholder shall be entitled upon surrender to receive the number of shares of common stock of the surviving corporation on the basis provided converted into the stock of the surviving corporation as provided herein may be treated by the surviving corporation for all corporate purposes as evidencing the ownership of shares of the surviving corporation as though said surrender and exchange has taken place. After the effective date of the Agreement, each registered owner of any uncertificated shares of common stock of the merged corporation shall have said shares cancelled and said registered owner shall be entitled to the number of common shares of the surviving corporation on the basis provided herein.

FOURTH: The Terms and conditions of the merger are as follows:

(a) The by-laws of the surviving corporation as they shall exist on the effective date of this Agreement shall be and remain the by-laws of the surviving corporation until the same shall be altered, amended or repealed as therein provided.

(b) The directors and officers of the surviving corporation shall continue in office until the next annual meeting of stockholders and until their successors shall have been elected and qualified.

(c) This merger shall become effective upon filing with the Secretary of State of Delaware. However, for all accounting purposes, the effective date of the merger shall be as of the close of business on January 4, 2003.

(d) Upon the merger becoming effective, all property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the merged corporation shall be transferred to, vested in and devolve upon the surviving corporation without further act or deed and all property, rights, and every other interest of the surviving corporation and the merged corporation shall be as effectively the property of the surviving corporation as they were of the surviving corporation and the merged corporation respectively. The merged corporation hereby agrees from time to time, as and when requested by the surviving corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the surviving corporation may deem necessary or desirable in order to vest in and confirm to the surviving corporation title to and possession of any property of the merged corporation acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers and directors of the merged corporation and the proper officers and directors of the surviving corporation are fully authorized in the name of the merged corporation or otherwise to take any and all such action.

FIFTH: Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned by the Board of Directors of any constituent corporation at any time prior to the time that this Agreement filed with the Secretary of State becomes effective. This Agreement may be amended by the Board of Directors of the constituent corporations at any time prior to the time that this Agreement filed with the Secretary of State becomes effective, provided that an amendment made subsequent to the adoption of the Agreement by the stockholders of any constituent corporation shall not (1) after or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such constituent corporation, (2) alter or change any term of the Certificate of Incorporation of the surviving corporation to be effected by the merger, or (3) alter or change any of the terms and conditions of the Agreement if such alteration or change would adversely affect the holders of any class or series thereof of such constituent corporation.

IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors, and that fact having been certified on said Agreement of Merger by the Secretary of each corporate party hereto, have caused these presents to be executed by the President of each party hereto as the respective act, deed and agreement of each of said corporations on this 1st day of February, 2005.

FOSSIL STORES I, INC.		FOSSIL STORES II, INC.

By:	/s/ Mark D. Quick	By:	/s/ Mark D. Quick
Name: Mark D. Quick		Name: Mark D. Quick
Title: President		Title: President

I, Randy S. Hyne, Secretary of Fossil Stores I, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certify, as such Secretary, that the Agreement of Merger to which this Certificate is attached, after having been first duly signed on behalf of the said corporation and having been signed on behalf of Fossil Stores II, Inc., a corporation of the State of Delaware, was duly adopted pursuant to section 228 of the General Corporation Law of the State of Delaware by the unanimous written consent of the stockholders holding all of the shares of the capital stock of the corporation same being all of the shares issued and out standing having voting power, which Agreement of Merger was thereby adopted as the act of the stockholders of said Fossil Stores I, Inc. and the duly adopted agreement and act of the said corporation.

WITNESS, my hand on this 1st day of February, 2005.

/s/ Randy S. Hyne
Secretary

I, Randy S. Hyne, Secretary of Fossil Stores II, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certify, as such Secretary, that the Agreement of Merger to which this Certificate is attached, after having been first duly signed on behalf of the said corporation and having been signed on behalf of Fossil Stores I, Inc., a corporation of the State of Delaware, was duly adopted pursuant to section 228 of the General Corporation Law of the State of Delaware by the unanimous written consent of the stockholders holding all of the shares of the capital stock of the corporation, same being all of the shares issued and outstanding having voting power, which Agreement of Merger was thereby adopted as the act of the stockholders of said Fossil Stores II, Inc. and the duly adopted agreement and act of the said corporation.

WITNESS my hand on this 1st day of February, 2005.

/s/ Randy S. Hyne
Secretary